UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016 (June 8, 2016)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Allen Webb, age 47, joined the Company in December 2014 and has served as Senior Vice President, SEC Reporting and Technical Accounting since October 2015. Mr. Webb was appointed by the Company’s Board of Directors as an officer of the Company effective June 8, 2016. Mr. Webb has more than 25 years of experience in SEC reporting and technical accounting within multiple industries, including real estate, health care, oil and gas, government contracting, and public utilities. From June 2014 to November 2014, Mr. Webb was an independent consultant. From December 2012 to May 2014, Mr. Webb worked at Empire Petroleum Partners, LLC, one of the largest and most geographically diversified wholesale distributors of motor fuel in the United States. At Empire Mr. Webb served as Director of Financial Reporting from December 2012 to May 2013 and was promoted to Vice President and Corporate Controller from June 2013 to May 2014. Mr. Webb was an independent consultant during October and November of 2012 before joining Empire. Mr. Webb was the Director of SEC Reporting and Technical Accounting at Versar, Inc. (NYSE: VSR), a global project management company providing support to federal, state, and local clients worldwide from August 2011 to September 2012. From January 2011 to August 2011, Mr. Webb was an independent consultant. Prior to this, he served as the Director of Accounting at Coventry Health Care, Inc., which was acquired by Aetna (NYSE: AET) in 2013. Mr. Webb joined Coventry in April 2008. Prior to joining Coventry, Mr. Webb was the Assistant Controller for Pepco Holdings, Inc., which merged with Exelon (NYSE: EXC) in 2016. Mr. Webb joined Pepco Holdings in August 1998. Prior to joining Pepco Holdings, Mr. Webb joined the real estate industry group within the SEC’s Division of Corporation Finance in March 1997 and joined Arthur Andersen in September 1990 where he served as the engagement manager on several REIT initial public offering engagements.

Mr. Webb’s experience includes initial public offerings, secondary equity offerings, SEC reporting and compliance, the identification, resolution, and documentation of complex technical accounting issues, the implementation of new accounting pronouncements, due diligence for target acquisitions and subsequent post-acquisition integration, oversight of the external audit function and quarterly review functions, building and managing large multi-locational teams; significant involvement in Investor Relation functions, and presenting financial reporting and compliance related matters to Audit Committees and Boards of Directors.

Mr. Webb received his Bachelors of Science degree in Accounting from the University of Maryland with Summa Cum Laude honors. Mr. Webb is an active Certified Public Accountant in the state of Maryland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

Date: June 13, 2016	By:	/s/ Conn Flanigan
Conn Flanigan, Secretary